EXHIBIT 5.1

                       Tanning Technology Corporation
                       4600 Ulster Street, Suite 380
                           Denver, Colorado 80237
                               (303) 220-9944

July 29, 1999

Tanning Technology Corporation
4600 South Ulster Street, Suite 380
Denver, Colorado  80237

               RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     I am the Vice President of Business Affairs and General Counsel of Tanning Technology Corporation, a Delaware corporation (the "Company"). The Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to an aggregate of 7,521,600 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable pursuant to (i) the Company's 1997 Stock Option Plan (the "1997 Stock Plan") and (ii) the Company's 1998 Stock Option Plan (the "1998 Stock Plan").

     All assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as I have deemed necessary or appropriate for the purposes of this opinion. In all examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. I also have assumed that any future changes to the terms and conditions of the 1997 Stock Plan and the 1998 Stock Plan will be duly authorized by the Company and will comply with all applicable laws.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the 1997 Stock Plan and the 1998 Stock Plan and the applicable option agreements thereunder, will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as marked.

     The opinions expressed herein are solely for your benefit in connection with the Registration Statement and may not be relied on in any manner or for any purpose by any other person or entity.

                                          Very truly yours,

                                    TANNING TECHNOLOGY CORPORATION

                                    /s/ Frederick H. Fogel
                                    ---------------------------------------
                                    By:  Frederick H. Fogel, Esq.
                                    Title:  Vice President, Business Affairs
                                            and General Counsel